EXHIBIT 10.5
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               FORM OF AMENDED AND RESTATED LINE OF CREDIT NOTE
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$30,000,001.50                                        Denver, Colorado
                                                      March 7, 2005

       FOR VALUE RECEIVED, the undersigned JOHN B. SANFILIPPO & SON,
INC., a Delaware corporation (and successor in interest to Sunshine
Nut Co., Inc. and Quantz Acquisition Co., Inc.), (collectively, the "Borrower" whether one or more) promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION (hereinafter referred to as "Lender"), at such place as U.S. Bank National Association, as agent for the Lender, may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Thirty Million and One and 50/00 Dollars ($30,000,001.50) or so much thereof as may be advanced and be outstanding, together with interest on any and all principal amounts outstanding calculated in accordance with the provisions set forth below. This Amended and Restated Note (this "Note") is issued under that certain Credit Agreement dated as of March 31, 1998 (as amended, supplemented, restated or otherwise modified and in effect from time to time, the "Credit Agreement") between Borrower, U.S. Bank National Association, a national banking association, as agent (the "Agent"), Lender and the other lenders identified therein (collectively the "Lenders").

       Capitalized terms used and not defined herein shall have the meanings given to such terms in the Credit Agreement.

       The outstanding Loans hereunder shall be maintained as Prime Rate Loans, LIBOR Rate Loans, or Overnight Funds Rate Loans as more fully provided in the Credit Agreement. The Borrower shall have the right to make prepayments of principal only in accordance with the Credit Agreement.

       Borrower shall pay interest on the unpaid principal amount of each Loan made by the Lender from the date of such Loan until such principal amount shall be paid in full, at the times and at the rates per annum set forth in the Credit Agreement.

       The unpaid balance of this obligation at any time shall be the total amounts advanced hereunder by the Lender, together with accrued and unpaid interest, less the amount of payments made hereon by or for the Borrower, which balance may be endorsed hereon from time to time by the Lender.



       In addition to the repayment requirements imposed upon the Borrower under the Credit Agreement, together with the agreements referred to therein, the principal and interest owing under this Note shall be due and payable in full on the Maturity Date, without presentment, demand, protest or further notice (including without limitation, notice of intent to accelerate and notice of acceleration) of any kind, all of which are expressly waived by the Borrower. Time is of the essence hereof.

       Interim payments made by Borrower pursuant to and in accordance with the Credit Agreement shall be applied as provided therein.

       Should any Matured Default occur, then all sums of principal and interest outstanding hereunder may be declared immediately due and payable in accordance with the Credit Agreement, without presentment, demand or notice of dishonor, all of which are expressly waived, and the Lender shall have no obligation to make any further Loans pursuant to the Credit Agreement.

       This Note (i) in part, re-evidences and amends and restates in its entirety, that certain Line of Credit Note dated as of May 30, 2003 in the original principal amount of Twenty-Two Million Eight Hundred Fifty-Seven Thousand One Hundred Forty-Four and 00/100 Dollars ($22,857,144) made by the Borrower in favor of the Lender (the "Original Note") and (ii) in part, evidences new Loans being made by the Lender to the Borrower under and pursuant to the Credit Agreement. The Borrower hereby acknowledges that the indebtedness evidenced by the Original Note is a continuing indebtedness of the Borrower and that this Note is being issued in substitution thereof and not as a release or novation thereof.

       This Note shall be construed in accordance with the laws of the State of Colorado.


                                        JOHN B. SANFILIPPO & SON, INC., a
                                        Delaware corporation
ATTEST:

By /s/ William R. Pokrajac              By /s/ Michael J. Valentine
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   Its Vice President of Finance           Its Executive Vice President
                                               Finance, Chief Financial
                                               Officer and Secretary